Exhibit 99.1

Newton Golf Company (NASDAQ: NWTG) Regains Compliance with Nasdaq Listing Requirements

CAMARILLO, CA, May 28, 2025 – Newton Golf Company, Inc. (NASDAQ: NWTG), a technology-driven golf shaft manufacturer, today announced that it has received formal notice from The Nasdaq Stock Market LLC (“Nasdaq”) confirming that the company has regained compliance with Nasdaq Listing Rule 5550(b)(1), which requires a minimum of $2.5 million in stockholders’ equity for continued listing on the Nasdaq Capital Market.

The confirmation from Nasdaq follows Newton Golf’s filing of its Form 10-Q for the quarter ended March 31, 2025, which reported stockholders’ equity of $6.2 million. As a result, Nasdaq has closed the compliance matter originally raised on April 14, 2025.

“We are pleased to have resolved this matter and to remain in full compliance with Nasdaq’s continued listing requirements,” said Greg Campbell, Executive Chairman of Newton Golf Company. “Our strong balance sheet reflects the underlying momentum in our business and the investor confidence we continue to earn through performance and transparency.”

Newton Golf continues to build momentum, reporting 246% year-over-year revenue growth in Q1 2025 as adoption of the Newton Motion shaft surged across retail channels and major professional tours. Gross margin expanded to 70%, reflecting improved unit economics and strong product-market fit. The first quarter is typically the offseason for golf, yet Newton delivered a strong performance and continued expansion. More than 40 professional players are now gaming Newton shafts across major tours. The company also expanded its international footprint and showcased its innovation at the 2025 PGA Show, reinforcing its position as one of the most exciting emerging brands in performance golf.

For more information about Newton Golf’s products, visit www.NewtonGolfCo.com.

For investor-related updates and filings, visit www.NewtonGolfIR.com.

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About NEWTON GOLF

At Newton Golf, we harness the power of physics to revolutionize golf equipment design. Formerly known as Sacks Parente, our rebranding reflects our commitment to innovation inspired by Sir Isaac Newton, the father of physics. By applying Newtonian principles to every aspect of our design process, we create precision-engineered golf equipment—including Newton Motion shafts and Gravity putters—that deliver unmatched stability, control, and performance. Our mission is to empower golfers with scientifically advanced tools that maximize consistency and accuracy, ensuring every swing is backed by the laws of physics.

To purchase Newton Golf products, visit www.NewtonGolfCo.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or the future financial performance of Newton Golf Company (the “Company”) and involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

In some cases, forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “projects,” “potential,” “continues,” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements regarding the expected benefits of the reverse stock split, the Company’s ability to maintain compliance with Nasdaq listing requirements, the potential for increased institutional investor interest, the Company’s future growth strategy, expansion of its product portfolio, anticipated financial performance, and future business prospects.

These forward-looking statements reflect the Company’s current expectations and projections based on information available as of the date of this release and are subject to a number of risks and uncertainties, including, but not limited to, general economic, financial, and business conditions; changes in consumer demand and industry trends; the Company’s ability to successfully implement its strategic initiatives; competition in the golf equipment market; supply chain disruptions; regulatory compliance and legal proceedings; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

The Company cautions investors that forward-looking statements are not guarantees of future performance and actual results may differ materially from those projected. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Media Contact:

Beth Gast

BG Public Relations

beth.gast@bgpublicrelations.com

Investor Contact:

Scott McGowan

Investor Brand Network (IBN)

Phone: 310.299.1717

ir@newtongolfco.com